EXHIBIT 10.7

Dear Artist (You):

This agreement, when executed by the parties, will constitute a license agreement (“Agreement”) between the Independent Music Network, (“IMN”) and You, with reference to the following facts:

IMN operates a music video channel. You own an audiovisual work featuring, primarily, visual images coupled with the audio soundtrack of one or more master recordings (the “Licensed Work”).

The parties agree as follows:

1.	Grant of License You hereby grant to IMN a world-wide, non-exclusive right and license during the Term of Grant, to use Licensed Work, without limitation whatsoever, for broadcast on the IMN Music Video Channel.

2.	Territory: The Universe

3.	Term Of Grant: The Term of Grant shall commence upon the date hereof and shall continue in perpetuity.

4.	Consideration: You hereby waive any and all right to payment, in any form whatsoever, for use of the Licensed Work.

5.

Representations and Warranties: You represent and warrant that you are 18 years of age or older. You further represent and warrant that you have the right and legal capacity to enter into this Agreement, to include, but not limited to, all the necessary authorization, corporate or otherwise, to enter into this Agreement and to fully perform the terms hereof. You acknowledge that IMN shall not be required to make any payments of any nature for or in connection with the acquisition, exercise or exploitation of any of the rights granted to IMN hereunder. You are solely responsible for: all royalties payable to producers, directors, engineers, mixers, re-mixers and or others which either contributed to the recording of the master recordings which are coupled with the video images representing the Licensed Work and/or which contributed to the creation of the video images which represents the Licensed Work. You represent and warrant that the Licensed Work was recorded, shot and/or created and otherwise prepared in all respects in accordance with the rules and regulations of any unions, guilds and similar associations having jurisdiction over the Licensed Work or otherwise. You further represent and warrant that the Licensed Work or any trademark or tradename used by You/Artist and any other materials provided by You to IMN hereunder, do not, and the exercise of the rights and licenses granted hereunder shall not, infringe any patent, copyright or other intellectual property rights, including, trade secrets, rights of publicity, privacy or similar rights of any third party, or in any way contravene any applicable statute, law, order, rule or regulation, nor has any claim (whether or not embodied in an action, past or present) of such infringement or contravention been threatened or asserted, and no such claim is pending against You and or Artist, whose performance is embodied in the Licensed Work or otherwise, by any entity from which You or others have obtained such rights. Each person or entity who has rendered any service or provided any materials in connection with, or has contributed in any way, to the making of the Licensed Work or the rights or licenses granted herein, has the right to grant such rights, render such services or furnish such materials.

6.	Indemnification: Each of the parties hereto shall indemnify, defend and hold harmless the other, and its respective affiliates, officers, directors, employees and agents, from and against any and all losses, liabilities, claims, obligations, costs and expenses (including without limitation, reasonable attorneys’ fees) which arise in connection with any breach or alleged breach by such party of any of its representations, warranties, and agreements as set forth herein.

This agreement shall be deemed to have been made in the State of New York and its validity, construction, performance and breach shall be governed by the laws of the State of New York applicable to Agreements made and to be wholly performed therein. You agree to submit yourself to the jurisdiction of the Federal and State Courts located in New York City in any action which may arise out of this agreement and said courts shall have exclusive jurisdiction over all disputes pertaining to this agreement and all matters related thereto. In this regard, any process in any action or proceeding commenced in the courts of the state of New York arising out of any claim, dispute or disagreement under this Agreement may, among other methods, be served upon you by delivering or mailing the same, via registered or certified mail , addressed to you at the address provided herein; any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York.

This Agreement represents the complete agreement of the parties concerning the subject matter. All prior and/or contemporaneous understandings between the parties, whether written or oral, are hereby merged, integrated and incorporated herein. This agreement cannot be modified, unless in writing and signed by authorized signatories for both parties.

Do you agree?    NO        YES